Exhibit 16.1

Raymond Chabot

Grant Thornton

October 27, 2011

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Raymond Chabot Grant Thornton LLP Suite 2000 National Bank Tower 600 De La Gauchetiere Street West Montreal, Quebec H3B 4L8 Telephone: 514-878-2691 Fax: 514-878-2127 www.rcgt.com

Subject:	Aptalis Pharma Inc.
File No. 333-153896

Dear Sir, Madam

We have read Item 4.01 of Form 8-K of Aptalis Pharma Inc. dated October 27, 2011, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Raymond Chabot Grant Thornton LLP

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